Confidential Project Bluewater UPDATED FINANCIAL DISCLOSURE September 8, 2016 Exhibit 99.1

Confidential Cash Flow Forecast > Consolidated cash flow forecast from petition date through expected emergence date based on estimates as of August 25, 2016 (1) > Allocations between EGC/EPL based on historical allocations during the case and projections as follows: ‒ Revenue - related items split 60%/40% to EGC/EPL ‒ Expense - related items split 65%/35% to EGC/EPL, except G&A, which is split 60%/40% > Cash flow forecast excludes professional fees and M&M lien payments (1) Projections are on a cash basis. (2) Reflects cash flow after G&A, but before professional fees and M&M lien payments. G&A estimated to be split 60%/40% to EGC/EP L. (3) Not included in cash flow projections above. M&M liens are prior to any settlement contemplated in the Plan of Reorganization . (4) Included in cash flow projections above. 2 Cash Flow Forecast 4/15 - 10/7 EGC EPL Consolidated Revenue $166 $107 $273 Costs (132) (76) (208) Interest & Other (6) (3) (9) Cash Flow (2) $28 $28 $56 Memo: M&M Liens (3) $19 $13 $32 Professional Fees (3) 75 G&A (4) 40